                                                                                                             Exhibit 12.1
                                                                                                                      11/30/2005
                              GEORGIA POWER COMPANY
              Computation of ratio of earnings to fixed charges for
                     the five years ended December 31, 2004
                     and the year to date September 30, 2005




                                                                                                                          Nine
                                                                                                                         Months
                                                                                                                         Ended
                                                                           Year ended December 31,                    September 30,
                                               ------------------------------------------------------------------------------------
                                                       2000           2001         2002       2003           2004        2005
                                                       ----           ----         ----       ----           ----        ----
                                              ----------------------------------Thousands of Dollars-------------------------------
EARNINGS AS DEFINED IN ITEM 503 OF
  REGULATION S-K:
Earnings before income taxes                   $   921,857    $   976,319   $  977,583   $   998,324    $ 1,040,005     $1,051,643
Interest expense, net of amounts capitalized       211,409        185,231      169,417       184,138        228,526        209,538
Distributions on mandatorily redeemable
 preferred securities                               59,104         59,104       62,553        59,675         15,839              0
AFUDC - Debt funds                                  23,396         13,574        8,405         5,415          8,824          8,703

                                                ------------   ------------  -----------  ------------   ------------   -----------
Earnings as defined                            $ 1,215,766    $ 1,234,228   $1,217,958   $ 1,247,552    $ 1,293,194     $1,269,884
                                               ============   ============  ===========  ============   ============    ===========




FIXED CHARGES AS DEFINED IN ITEM 503 OF
  REGULATION S-K:
Interest on long-term debt                     $   171,994    $   162,546   $  138,850   $   158,587    $   167,821     $  150,133
Interest on affiliated loans                             0         12,389        9,793         3,194         46,315         50,800
Interest on interim obligations                     28,262         12,692        3,074             0              0              0
Amort of debt disc, premium and expense, net        14,257         15,106       16,108        15,598         15,533         11,988
Other interest charges                              20,292         (3,928)       9,995        12,174          7,682          5,320
Distributions on mandatorily redeemable
 preferred securities                               59,104         59,104       62,553        59,675         15,839              0

                                                ------------   ------------  -----------  ------------   ------------   -----------
Fixed charges as defined                       $   293,909    $   257,909   $  240,373   $   249,228    $   253,190     $  218,241
                                               ============   ============  ===========  ============   ============    ===========



RATIO OF EARNINGS TO FIXED CHARGES                   4.14           4.79         5.07          5.01           5.11           5.82
                                                    =====          =====        =====         =====          =====           ====



                                                                                                                    Exhibit 12.2
                                                                                                                    11/30/2005
                              GEORGIA POWER COMPANY
        Computation of ratio of earnings to fixed charges plus preferred dividend requirements for the five years ended December 31, 2004 and the year to date September 30, 2005

                                                                                                                        Nine
                                                                                                                       Months
                                                                                                                       Ended
                                                                 Year ended December 31,                            September 30,
                                              -------------------------------------------------------------------------------------
                                                  2000         2001          2002           2003          2004          2005
                                                  ----         ----          ----           ----          ----          ----
                                              ------------------------------------Thousands of Dollars-----------------------------
EARNINGS AS DEFINED IN ITEM 503 OF
 REGULATION S-K:
Earnings before income taxes                  $   921,857    $  976,319   $   977,583   $   998,324    $1,040,005     $1,051,643
Interest expense, net of amounts capitalized      211,409       185,231       169,417       184,138       228,526        209,538
Distributions on mandatorily redeemable
 preferred securities                              59,104        59,104        62,553        59,675        15,839              0
AFUDC - Debt funds                                 23,396        13,574         8,405         5,415         8,824          8,703

                                              ------------   -----------  ------------  ------------   -----------    -----------
Earnings as defined                           $ 1,215,766    $1,234,228   $ 1,217,958   $ 1,247,552    $1,293,194     $1,269,884
                                              ============   ===========  ============  ============   ===========    ===========


FIXED CHARGES AS DEFINED IN ITEM 503 OF
 REGULATION S-K:
Interest on long-term debt                    $   171,994    $  162,546   $   138,850   $   158,587    $  167,821     $  150,133
Interest on affiliated loans                            0        12,389         9,793         3,194        46,315         50,800
Interest on interim obligations                    28,262        12,692         3,074             0             0              0
Amort of debt disc, premium and expense, net       14,257        15,106        16,108        15,598        15,533         11,988
Other interest charges                             20,292        (3,928)        9,995        12,174         7,682          5,320
Distributions on mandatorily redeemable
 preferred securities                              59,104        59,104        62,553        59,675        15,839              0

                                              ------------   -----------  ------------  ------------   -----------    -----------
Fixed charges as defined                          293,909       257,909       240,373       249,228       253,190        218,241
Tax deductible preferred dividends                    270           268           268           268           268            201
                                              ------------   -----------  ------------  ------------   -----------    -----------
                                                  294,179       258,177       240,641       249,496       253,458        218,442
                                              ------------   -----------  ------------  ------------   -----------    -----------
Non-tax deductible preferred dividends                404           402           402           402           402            325
Ratio of net income before taxes to net incomex     1.646    x    1.599   x     1.581   x     1.582    x    1.579     x    1.604
                                              ------------   -----------  ------------  ------------   -----------    -----------
Pref dividend requirements before income taxes        665           643           636           636           635            521
                                              ------------   -----------  ------------  ------------   -----------    -----------
Fixed charges plus pref dividend requirements $   294,844    $  258,820   $   241,277   $   250,132    $  254,093     $  218,963
                                              ============   ===========  ============  ============   ===========    ===========


RATIO OF EARNINGS TO FIXED CHARGES PLUS
PREFERRED DIVIDEND REQUIREMENTS                     4.12          4.77          5.05          4.99          5.09           5.80
                                                    =====         =====         =====         =====         =====          ====

